UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C/A
(Amendment No. 1)
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

CHINA AGRO SCIENCES CORP.
(Name of Registrant As Specified In Charter)
______________________________

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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	5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHINA AGRO SCIENCES CORP.
101 Xinanyao Street, Jinzhou District
Dalian, Liaoning Province, PRC 116100

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on August 21, 2009 (the “Record Date”), of shares of the common stock with voting power of China Agro Sciences Corp., a Florida corporation (the “Company”), that our Board of Directors and a majority shareholder of approximately 79.8% of our common stock with voting power as of the Record Date have giving written consent as of August 21, 2009, to approve the following:

To amend the Company’s Articles of Incorporation to change the Company’s name to “China HGS Real Estate Inc.”

This action was approved on August 21, 2009, by our Board of Directors and a shareholder who holds a majority of our issued and outstanding voting securities.  We anticipate an effective date of September 28, 2009, or as soon thereafter as practicable in accordance applicable law, including the Florida Revised Statutes (the “Florida Law”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the Florida Law and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement will be first mailed to you on or about September 8, 2009.

Please feel free to call us at (212) 232-0120 should you have any questions on the enclosed Information Statement.

Date: September __, 2009	For the Board of Directors of CHINA AGRO SCIENCES CORP.

	By:	/s/ Zhengquan Wang
Zhengquan Wang
President and Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

CHINA AGRO SCIENCES CORP.
101 Xinanyao Street, Jinzhou District
Dalian, Liaoning Province, PRC 116100

INFORMATION STATEMENT
(Preliminary)

September 4, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of China Agro Sciences Corp., a Florida Corporation (the “Company”), to notify such Stockholders that on or about August 21, 2009, the Company received written consents in lieu of a meeting of Stockholders from five (5) holders of 16,000,000 shares representing approximately 79.8% of the total 20,050,000 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to amend our Articles of Incorporation to change our corporate name to “China HGS Real Estate Inc.” (the “Name Change”). Accordingly, your consent is not required and is not being solicited in connection with the approval.

On August 21, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Florida, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholders, on August 21, 2009, the Company had 20,050,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

On August 21, 2009, the holders of 16,000,000 shares (or approximately 79.8% of the 20,050,000 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions. As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Florida Law provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Florida Law, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 20,050,000 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting Majority Stockholders are the record and beneficial owners of a total of 16,000,000 shares of the Company’s common stock, which represents approximately 79.8% of the total number of voting shares. The consenting Majority Stockholders voted in favor of the actions described herein in a written consent, dated August 21, 2009. No consideration was paid for the consent. The consenting stockholder’ name, affiliation with the Company and beneficial holdings are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Zhengquan Wang	Chief Executive Officer	6,000,000	29.9%
Yinghua Wang	n/a	2,000,000	10%
Qiming Wang	n/a	3,000,000	15%
Xiufen Bi	n/a	3,000,000	15%
Feng Yang	n/a	2,000,000	10%
Total		16,000,000	79.8%

ACTION: TO CHANGE THE COMPANY’S NAME TO “CHINA HGS REAL ESTATE INC.”

On August 21, 2009, our Board of Directors approved, subject to receiving the approval of the holder of a majority of our outstanding capital stock, an amendment  of our Articles of Incorporation (the “Amended Articles”), to change our name to “China HGS Real Estate Inc.” to more accurately reflect our business operations. The Majority Stockholders approved the Amended Articles pursuant to a written consent dated as of August 21, 2009.  The Amended Articles effecting the name change will become effective following filing with the Secretary of State of the State of Florida, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The Restated Articles have been adopted to facilitate and effectuate a certain proposed share exchange transaction (the “Share Exchange Transaction”) which is described as follows.

Acquisition of Realty Business

On August 21, 2009, we entered into a share exchange agreement to acquire the outstanding capital stock of China HGS Investment, Inc., a Delaware corporation (“HGS”) in exchange for 14 million shares of the Company’s common stock.  Further details  are disclosed in our current report Form 8-K filed with the SEC on August 21, 2009. Pursuant to the share exchange agreement, HGS will become our wholly-owned subsidiary and HGS’s business will become our main operations.  HGS is a holding company that owns 100% of the equity of Shaanxi Hanguangsha Management and Consultation Limited Company, a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“Shaanxi HGX”). Shaanxi HGX has entered into a variable interest entity agreement with Shaanxi Guangsha Investment and Development Group Co. Ltd., a real estate development company established under the laws of the People’s Republic of China (“Shaanxi Guangsha Investment”), to manage and operate the business activities of Shaanxi Guangsha Investment. Shaanxi Guangsha Investment is engaged in the business of real estate development, primarily in the construction and sale of residential apartments, parking lots, and commercial properties.  All of Shaanxi Guangsha Investment’s business is currently in China.

Disposition of Chemical Business

Prior to the Acquisition of HGS, the Company’s business operations had involved the ownership of Chinese company named “Dalian Runze Chemurgy Co., Ltd.” (“Dalian Runze”).  Dalian Runze had built a chemical manufacturing facility in China, which constituted substantially all of the Company’s assets.  The government of China, however, adopted a regulation requiring all chemical manufacturing facilities to be located in a “chemical zone.”  Dalian Runze’s manufacturing facility is not located in a chemical zone, and it has not been able to build a facility in a chemical zone.  As a result, the Company has not recorded any revenue in either of its past two fiscal years nor in the current fiscal year.

In connection with the acquisition of HGS, and as a requirement of that acquisition, the Company agreed that it would enter into an agreement with Zhengquan Wang, its CEO, pursuant to which Mr. Wang and three other shareholders will acquire Dalian Runze from the Company in exchange for 14 million shares of the Company’s common stock - i.e. the same number of shares that will be issued by the Company to acquire HGS.

Zhengquan Wang is the sole officer and sole director of China Agro.  The agreement to sell Dalian Runze to Mr. Wang, therefore, was made without negotiations, and was not made in an arms-length transaction.  No independent opinion was obtained regarding the fairness of the transaction to the Company.  Mr. Wang, acting in his capacity as the sole member of the Company’s Board of Directors, determined that the transaction was fair and in the best interests of the shareholders of the Company.  His determination was based on the fact that, as a result of the transaction, the Company will be transformed from an entity that has generated no revenue in the past three years to a real estate development firm that in the fiscal year ended December 31, 2008 generated $22.2 million in revenues and $8.3 million in net income. And the transformation will be accomplished without any dilution to the existing shareholders of the Company. Prior to the sale of Dalian Runze to Mr. Wang, we will obtain the approval of our majority shareholders.

The Name Change

Following the intended change of control of our Company, our Board of Directors has determined that the change of our name to “China HGS Real Estate Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described above.

Certificates for our common stock that recite the name “China Agro Sciences Corp.” will continue to represent shares in the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “China HGS Real Estate Inc.” after the Effective Date, he may do so by surrendering his certificate to our Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  Our Transfer Agent is Island Stock Transfer, with its business address at: 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701. It is phone number is (727) 289-0010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on August 21, 2009 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Shares Owned Number	Percentage (2)
Zhengquan Wang, CEO	6,000,000	29.9%
Yinghua Wang	2,000,000	10%
Qiming Wang	3,000,000	15%
Xiufen Bi	3,000,000	15%
Feng Yang	2,000,000	10%
All Directors and Officers as a Group (1 person)	16,000,000	79.8%

(1)
The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned. Their address is at: 101 Xinanyao Street, Jinzhou District, Dalian, Liaoning Province, PRC 116100.

(2)	Based on 20,050,000 shares of common stock outstanding as of August 21, 2009.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

Section 607.0704 of the Florida Revised Statutes provides that the written consent of the holders of the outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the action as early as possible in order to accomplish our purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our common stock.

The Stockholders have no right under the Florida Revised Statute, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 8, 2009.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August 21, 2009, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about September 8, 2009 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: September 4, 2009	For the Board of Directors of CHINA AGRO SCIENCES CORP.

	By:	/s/ Zhengquan Wang
Zhengquan Wang
President and Chief Executive Officer